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                               RIGHTS TO PURCHASE
                           SHARES OF COMMON STOCK OF
                        PENN TREATY AMERICAN CORPORATION
              INITIALLY DISTRIBUTED TO HOLDERS OF COMMON STOCK AND
                 6 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003

To Securities Dealers, Commercial Banks,
Brokers, Trust Companies and Other Nominees:

    Enclosed is a Prospectus Supplement, dated April 25, 2001, to a Prospectus dated November 15, 2000 (the "Prospectus Supplement"), and Instructions as to Use of Rights Certificates relating to the offering of shares of common stock, $.10 par value per share (the "Common Stock"), of Penn Treaty American Corporation (the "Company") at a subscription price of $2.40 per share, in cash, pursuant to transferable subscription rights ("Rights") initially distributed to holders of record of shares of Common Stock and holders of record of 6 1/4% convertible subordinated notes due 2003 (the "Notes") as of the close of business on April 20, 2001 (the "Record Date"). The Rights are described in the Prospectus Supplement and evidenced by a Rights Certificate (a "Rights Certificate") registered in your name or the name of your nominee.

    Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to 1.1 Rights for each share of Common Stock so owned by such beneficial owner on the Record Date. Additionally, each beneficial owner of Notes registered in your name or the name of your nominee is entitled to 1.1 Rights for each share of Common Stock such beneficial owner would own had the Notes been converted into Common Stock on the Record Date. In lieu of fractional Rights, the aggregate number of Rights issued in respect of each beneficial owner will be rounded up to the next whole number.

    We are asking you to contact clients for whom you hold shares of Common Stock and/or Notes, as the case may be, registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

    Enclosed are copies of the following documents:

        1. The Prospectus Supplement;

        2. The Chairman's Letter to Shareholders and Noteholders;

        3. The Instructions as to Use of Rights Certificates;

        4. A form of letter which may be sent to clients for whose accounts you hold shares of Common Stock and/or Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

        5. A Notice of Guaranteed Delivery; and

        6. A return envelope addressed to First Union National Bank, the Subscription Agent.

    Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern Time, on May 25, 2001, unless extended by the Company (as it may be extended, the "Expiration Date").

    TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED RIGHTS CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS SUPPLEMENT PRIOR TO THE EXPIRATION DATE.
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    Additional copies of the enclosed materials may be obtained from Georgeson
Shareholder, the Information Agent, by calling (201) 896-1900.

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                                                       Very truly yours,

                                                       PENN TREATY AMERICAN CORPORATION

                                                       [LOGO]
                                                       Irving Levit
                                                       CHAIRMAN OF THE BOARD,
                                                       CHIEF EXECUTIVE OFFICER AND
                                                       PRESIDENT
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    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZE YOU OR
ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS SUPPLEMENT
OR THE SUBSCRIPTION DOCUMENTS.